Exhibit 10.f.2

ROCKWELL COLLINS, INC.
APPROVAL OF
AMENDMENT #1
to the
ROCKWELL COLLINS
DEFERRED COMPENSATION PLAN
(as Amended and Restated effective January 1, 2005)
The undersigned, Laura A. Patterson, Vice President, Global Total Rewards & Labor Strategy, Rockwell Collins, Inc. (the “Company”), for and on behalf of the Company and pursuant to the authority provided to me by the Company’s Senior Vice President of Human Resources and the Company’s Compensation Committee hereby approves Amendment #1 to the Rockwell Collins Deferred Compensation Plan (as Amended and Restated effective January 1, 2005) in the form attached hereto.
Dated this 17th day of July, 2018.

/s/ Laura A. Patterson
Laura A. Patterson
Vice President
Global Total Rewards & Labor Strategy

AMENDMENT #1
to the
ROCKWELL COLLINS DEFERRED COMPENSATION PLAN
(as Amended and Restated effective January 1, 2005)
The Rockwell Collins Deferred Compensation Plan, as amended and restated January 1, 2005 (the “Plan”), is hereby amended, effective July 17, 2018, unless stated otherwise, in the following respects.

1.	Section 1.310 is hereby amended and restated in its entirety, effective as of April 22, 2011, to read as follows:

1.310    Measurement Funds means the investment vehicles offered under the Plan from time to time.

2.	Section 1.320 is hereby amended in its entirety to read as follows:

1.320    Named Fiduciary means the Committee, its delegates and the Trustee.

3.	Section 1.470 is hereby amended in its entirety to read as follows:

1.470    [Reserved]

4.
Section 4.020(c) of the Plan is hereby amended, effective as of April 22, 2011, by deleting the words “in favor of whatever short-term, money market vehicle is available under the Plan at the time” appearing in the last sentence of such section and replacing those words with “in the Fidelity Freedom Fund with a target retirement date that is closest to the date the Participant will turn age 65 or such other Measurement Fund as may be designated by the Vice President of Compensation and Total Remuneration, or his or her successor, from time to time.”

5.	The second paragraph of Section 12.010 is hereby amended to read as follows:
If the Plan is terminated with respect to all of its Participants, the Company will have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, the Company or the Affiliate employing an affected Participant will be required to pay such benefits in a lump sum.

6.	Section 13.020 is hereby amended in its entirety to read as follows:

13.020 [Reserved]

7.	Section 16.010 is hereby amended in its entirety to read as follows:
16.010    Establishment of the Trust. The Company shall establish the Trust (which may be referred to herein as a “Rabbi Trust”). Upon the establishment of the Trust, the Company shall provide for the funding of the Trust in accordance with the terms of the Trust.

8.	Section 16.040 is hereby amended in its entirety to read as follows:

16.040    Rabbi Trust. The Rabbi Trust shall:

(a)	be a non-qualified grantor trust which satisfies in all material respects the requirement of Revenue Procedure 92-64, 1992-2 CB 122 (or any successor Revenue Procedure or other applicable authority);

(b)	be revocable; and

(c)	provide that any successor trustee shall be a bank trust department or other party that may be granted corporate trustee powers under state law.

9.	Section 17.160(a) is hereby amended in its entirety to read as follows:

(a)
In General. If, for any reason, all or any portion of a Participant’s benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee or its delegate for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant should not be unreasonably withheld, the Company or, as applicable, its Affiliate will distribute to the Participant immediately available funds in an amount equal to the taxable portion of his benefit (which amount will not exceed a Participant’s unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution will be made within 90 days of the date when the Participant’s petition is granted. Such a distribution will affect and reduce the benefits to be paid under this Plan.

10.	Section III of Appendix A is hereby deleted

11.	Appendix B is hereby deleted in its entirety effective as of April 22, 2011.